UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 13, 2023

MULLEN AUTOMOTIVE INC.

_____________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On November 25, 2022, Mullen Automotive Inc. (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission (the “Commission”) in connection with a Special Meeting of Stockholders (the “Special Meeting”), and on December 16, 2022 and January 13, 2023, the Company filed amendment no.1 and amendment no.2 to the definitive proxy statement with the Commission (together the “Proxy Statement”).

The Proxy Statement discloses that, as of the close of business on November 21, 2022 (the “Special Meeting Record Date”), there were 1,659,097,754 shares of Common Stock outstanding, 1,925 shares of Series A Preferred Stock outstanding, one share of Series AA Preferred Stock outstanding, zero shares of Series B Preferred Stock outstanding, and 1,211,757 shares of Series C Preferred Stock outstanding. The Company’s Series D Preferred Stock par value $0.001 per share (the “Series D Preferred Stock”) have no voting rights except in a liquidation event, issuance of equity security having a preference over the Series D Preferred Stock, amendment of the Company’s Certificate of Incorporation or bylaws that adversely affect the rights of the Series D Preferred Stock, corporate dissolution or bankruptcy, as set forth in Section 8 of the Certificate of Designation for Series D Preferred Stock, and therefore the Series D Preferred Stock was not counted in connection to the Special Meeting.

Of these shares outstanding on the Special Meeting Record Date, 1,159,803,273 shares of Common Stock, and one share of Series AA Preferred Stock (collectively, the “New Shares”) were issued by the Company following the enactment of an amendment to the Company’s Certificate of Incorporation (the “2022 Certificate Amendment”) on July 26, 2022. The 2022 Certificate Amendment was approved at the Company’s July 26, 2022 annual meeting of stockholders (the “2022 Annual Meeting”). The 2022 Certificate Amendment increased the number of shares of Common Stock authorized for issuance from 500,000,000 to a total of 1,750,000,000 shares of Common Stock, and increased the number of shares of Preferred Stock authorized for issuance from 58,000,000 to a total of 500,000,000 shares of Preferred Stock, with a corresponding increase in our total authorized capital stock, which includes Common Stock and Preferred Stock, from 558,000,000 shares to 2,250,000,000 shares. The 2022 Certificate Amendment became effective when it was filed with the Office of the Secretary of State of the State of Delaware on July 26, 2022.

On December 7, 2022, a putative stockholder class action was filed in the Court of Chancery of the State of Delaware, styled as Robbins v. Michery, et al., C.A. No. 2022-1131-LWW (the “Robbins Action”). On December 13, 2022, a second putative stockholder class action was filed in the Court of Chancery of the State of Delaware, styled as Foley v. Michery, et al., C.A. No. 2022-1147-LWW (the “Foley Action” and, together with the Robbins Action, the “Stockholder Actions”). The plaintiffs in the Stockholder Actions filed complaints alleging, among other things, that the number of shares of Common Stock issued and outstanding as of the Annual Meeting Record Date (the “Annual Meeting Record Date”) was 477,510,822 and that, based on this eligible share total, a majority of shares of Common Stock, when considered separately as a class, did not vote in favor of the increase in authorized shares at the 2022 Annual Meeting.

The Company does not believe that the filing and effectiveness of the 2022 Certificate Amendment is either invalid or ineffective. However, to resolve any uncertainty, the Company is pursuing actions to ratify the 2022 Certificate Amendment through the filing of a validation proceeding with the Delaware Court of Chancery (the “Court of Chancery”) pursuant to Section 205 of the Delaware General Corporation Law (“Section 205”). Section 205 permits the Court of Chancery, in its discretion, to ratify and validate potentially defective acts. The Court of Chancery has scheduled a hearing to consider the Company’s Section 205 petition on January 23, 2023, at 9:15 a.m. Eastern Time.

The Company intends to proceed with the as-adjourned Special Meeting on January 19, 2022 at 11:00 a.m., Pacific Standard Time. However, the Company will not proceed to file the amendment to the Company’s Certificate of Incorporation contemplated by certain matters to be voted on at the Special Meeting pending further order of the Court of Chancery.

The Company’s description of its capital structure in the Proxy Statement assumes that the 2022 Certificate Amendment was validly effectuated. The accuracy of the Company’s description of its capital structure will be confirmed if the Court of Chancery ratifies and validates the 2022 Certificate Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: January 13, 2023	By:	/s/ David Michery
David Michery
Chief Executive Officer